================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K

                                  ------------

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of  Report (Date of earliest event reported)                   July 1, 1998


                          Oglethorpe Power Corporation
                      (An Electric Membership Corporation)

             (Exact name of Registrant as specified in its charter)


           GEORGIA                    33-7591               58-1211925
(State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)            File Number)         Identification No.)


               Post Office Box 1349                            30085-1349
             2100 East Exchange Place                          (Zip Code)
                  Tucker, Georgia
     (Address of principal executive offices)


Registrant's telephone number, including area code              (770) 270-7600


                                      None
          (Former name or former address, if changed since last report)

================================================================================

Item 5.           Other Events.

                  On June 29, 1998, Oglethorpe Power Corporation ("Oglethorpe") announced the resignation of Tom D. Kilgore, as President and Chief Executive Officer and Director of Oglethorpe. Mr. Kilgore is leaving to accept a position as Senior Vice President of Power Operations with Carolina Power and Light Company in Raleigh, North Carolina. There are no disagreements between Mr. Kilgore and Oglethorpe relating to Oglethorpe's operations, policies or practices.

                  The effective date of his resignation is contingent on Oglethorpe's selection of an interim CEO, but is expected within the next thirty to sixty days. Mr. Kilgore has agreed to work closely with the Board and interim CEO to ensure a smooth transition.

                  Mr. Kilgore's resignation will also be effective as President and Chief Executive Officer and director of both Georgia Transmission Corporation and Georgia System Operations Corporation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OGLETHORPE POWER CORPORATION
                                        (An Electric Membership Corporation)




Date:      July 1, 1998                 By:   /s/ J. Calvin Earwood
      ------------------------             -------------------------------------
                                             J. Calvin Earwood
                                             Chairman of the Board
                                             (Principal Executive Officer)